UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 19, 2017

(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 1150, Mill Valley, California 94941

(Address of principal executive offices, including zip code)

(415) 965-8030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2017, Four Corners Property Trust, Inc. (the “Company”) and its subsidiary, Four Corners Operating Partnership, LP (the “Operating Partnership”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the various purchasers named therein (the “Purchasers”) in connection with a private placement of senior unsecured notes. Under the Note Purchase Agreement, the Operating Partnership will sell to the Purchasers $125,000,000 of senior unsecured notes comprised of (i) 4.68% Series A Senior Guaranteed Notes due June 7, 2024 in an aggregate principal amount of $50,000,000 (the “Series A Notes”) and (ii) 4.93% Series B Senior Guaranteed Notes due June 7, 2027 in an aggregate principal amount of $75,000,000 (the “Series B Notes,” and, together with the Series A Notes, the “Notes”). The closing and funding of the Notes is expected to occur on or about June 7, 2017, subject to customary closing conditions.

Accrued interest on the Notes at the fixed rate of 4.68% on the Series A Notes and 4.93% on the Series B Notes will be payable semiannually on the seventh day of June and December in each year until maturity. The Operating Partnership may prepay at any time all or part of the outstanding principal amount of Notes (in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment), subject to the payment of accrued but unpaid interest and a make-whole amount that is calculated by discounting the value of the remaining scheduled interest payments that would otherwise be payable through the scheduled maturity date of the applicable Notes on the principal amount being prepaid.

The Notes will be senior unsecured obligations of the Operating Partnership and will rank equal in right to payment with all other senior unsecured indebtedness of the Operating Partnership. Under the terms of the Note Purchase Agreement, the Operating Partnership is permitted to use the proceeds from the sale of the Notes to refinance existing indebtedness and for general corporate purposes.

Under the terms of the Note Purchase Agreement, the Notes will have the same guarantors as that certain Revolving Credit and Term Loan Agreement dated November 9, 2015 (the “Existing Credit Agreement”), among the Company, the Operating Partnership, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents party thereto and, subject to certain exceptions, the Operating Partnership is required to add any guarantors under any future facilities involving debt commitments or obligations in the amount of $100,000,000 or more. Guarantees provided by the subsidiaries of the Operating Partnership under the Existing Credit Agreement will be released concurrently with the funding of the Notes, and as a result no subsidiary guarantees will exist in connection with the Note Purchase Agreement. The Company will continue to guarantee obligations under the Existing Credit Agreement, and will likewise guarantee obligations under the Note Purchase Agreement.

The Note Purchase Agreement contains customary financial covenants, including a total leverage ratio, a mortgage-secured leverage ratio, a secured recourse leverage ratio, a fixed charge coverage ratio, a minimum net worth requirement, an unhedged floating rate debt ratio, an unencumbered leverage ratio and an unencumbered interest coverage ratio. The Note Purchase Agreement also contains restrictive covenants that, among other things, restrict the ability of the Operating Partnership, the Company and their subsidiaries to enter into transactions with affiliates, merge, consolidate, create liens or make certain restricted payments. Such financial and restrictive covenants are substantially similar to the corresponding covenants contained in the Existing Credit Agreement. In addition, the Note Purchase Agreement includes provisions providing that certain of such covenants will be automatically amended in the Note Purchase Agreement to conform to certain amendments that may from time to time be implemented to corresponding covenants under the Existing Credit Agreement.

The Note Purchase Agreement contains customary events of default, including payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of an event of default, the Purchasers may, among other remedies, accelerate the payment of all obligations.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States or any other jurisdiction absent registration or an applicable exemption from the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction. The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the forms of the Notes, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On April 19, 2017, the Company issued a press release announcing its entry into the Note Purchase Agreement described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Note Purchase Agreement, dated as of April 19, 2017, by and among Four Corners Property Trust, Inc., Four Corners Operating Partnership, LP and the other parties named therein as Purchasers.

99.1	Press Release dated April 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ James L. Brat
James L. Brat General Counsel and Secretary

Date: April 20, 2017

EXHIBIT LIST

Exhibit No.	Exhibit Description

10.1	Note Purchase Agreement, dated as of April 19, 2017, by and among Four Corners Property Trust, Inc., Four Corners Operating Partnership, LP and the other parties named therein as Purchasers.

99.1	Press Release dated April 19, 2017